For Immediate Release

Orgenesis Receives Patent for Potential Cure for Type 1 Diabetes

GERMANTOWN, MD — Oct. 14, 2014 — Orgenesis Inc. (OTCQB: ORGS), a leader in the emerging fields of cellular therapy and regenerative medicine, today announced that it has received a patent for the technology supporting its unique cell-based therapy , which is being developed as a potential cure for Type 1 Diabetes . The U.S. patent No. 8,778,899, was granted for “Methods of Inducing Regulated Pancreatic Hormone Production in Non-pancreatic Islet Tissues” and recognizes the pioneering work done by Dr. Sarah Ferber and the research team at Orgenesis who have used the technology to successfully reprogram human liver cells into glucose-responsive, fully functional Insulin Producing Cells (IPCs).

“While our newly issued patent is very broad, and covers the use of any adult cell type that might be used to generate Insulin Producing Cells (IPCs), we have chosen to use liver cells because of how very closely they are physiologically related to pancreatic cells,” said Scott Carmer, CEO of Orgenesis North America. “Both the liver and pancreas derive from the same embryonic lineage (endoderm); both share a common progenitor; both share many genetic transcription factors; and importantly, both have a built-in glucose sensing system. It is the genetic and physiologic similarities between liver and pancreas cells that have promise to overcome the issues now being seen that relate to using other cell sources, such as stem cells.”

Orgenesis is a pioneer in the field of “cellular trans-differentiation,” a technology that has potential to regenerate glucose-responsive insulin production and restore glycemic homeostasis for patients suffering from various insulin-dependent disorders. By transforming a patient’s own liver cells into new insulin-producing cells, Orgenesis hopes to develop a breakthrough therapy for people living with Type 1 Diabetes. The new patent further showcases how innovative the Orgenesis methods are and will provide protection for this intellectual property that may have curative potential for insulin-dependent disorders such as Type 1 Diabetes.

“The science behind this patent marks new hope for the millions of people around the world who suffer from Type 1 Diabetes,” Carmer said. “We are confident in our science and technology, which has been validated in numerous preclinical models of insulin-dependent diabetes. This patent not only protects the fiscal investment of our work, but it authenticates our purpose. Orgenesis seeks to cure diabetes; developments such as this patent will only continue to help pave the way towards that end.”

About Orgenesis, Inc.
Orgenesis is a development stage company that is committed to curing Type 1 Diabetes. In pursuit of this goal, the company is developing a novel technology that combines cellular therapy and regenerative medicine. Through a proprietary biologic process called 'cellular trans-differentiation,' Orgenesis has proven that, when exposed ex vivo to certain pancreatic transcription factors and in specific sequence, human adult liver cells can be transformed into fully functional, beta cell-like insulin producing cells (IPCs). After ex vivo expansion, the IPCs are reinfused via the portal vein. In pre-clinical models of Type 1 Diabetes (Non-Obese Diabetic mice), the re-introduced IPCs remain in the liver, effectively respond to glucose challenge and successfully maintain glycemic homeostasis. In the same NOD model, the implanted IPCs were not subject to auto-immune attack or cellular ablation. Orgenesis plans to initiate P1/2 trials in the next 12-16 months. For more information visit: www.orgenesis.com.

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements" which are not purely historical. Such forward-looking statements include, among other things, the expectations of management that our regeneration technology can be developed as therapeutic treatment for diabetes which could become a cure for diabetes; and that our patent will protect our intellectual property. No assurance can be given that any of the events anticipated by the forward-looking statements will occur or, if they do occur, what benefits Orgenesis will obtain from them. Actual results could differ from those projected in any forward-looking statements due to numerous factors, including, among others, the potential failure of development candidates to advance through preclinical studies or demonstrate safety and efficacy in clinical testing; the ability to pass clinical trials so as to move on to the next phase; our ability to retain key employees; our ability to finance development and operations; our ability to satisfy the rigorous regulatory requirements for new medical procedures; and competitors may develop better or cheaper alternatives to our products. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Investors should refer to the risk factors disclosure outlined in our periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact:
Scott P. Carmer
Orgenesis
301-204-1983
scott.c@orgenesis.com

Media Contact:
Tim Rush
Springboard5
(801) 208-1100
tim.rush@springboard5.com